EXHIBIT 99.1

Repros Therapeutics Completes Randomization of Phase 2b Study of Vaginal Proellex(R) in Women With Symptomatic Uterine Fibroid Bleeding

THE WOODLANDS, Texas, Nov. 12, 2015 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced it has completed randomization for its Phase 2b study of Proellex® in the treatment of women suffering with symptomatic uterine fibroids. The primary endpoint for the study is the incidence of amenorrhea induced by four months of treatment with two dose levels of Proellex® compared to placebo. In addition, subsequent to discussion with the FDA, Repros is collecting an assessment of blood loss by a validated alkaline hematin method at baseline and during off-drug intervals. At baseline menses women were required to exhibit > 80 ml of blood loss by that method to be enrolled.

In addition to blood loss, bulk symptoms associated with fibroids and treatment effects on uterine and fibroid size, determined by MRI, will also be assessed.

The Company expects to have topline results from the study of the subjects' first four-month course of treatment during the second quarter of 2016.

A sister study using low doses of oral Proellex® in similar women has completed screening and should be fully randomized before the end of January 2016. Correspondingly, the topline data from that study will be available later than the vaginal data.

In a publication in BMC Women's Health 2012; 12: 6, in a study of women age 15 - 49, across eight countries including the U.S., the self-reported incidence of uterine fibroids was 7% and 14.1% for women in their 30's and 40's, respectively. A U.S. study published in the American Journal of Obstetrics and Gynecology 2003 Jan; 188(1): 100-7, noted that by age 50, 70% of Caucasian and 80% of African American women have developed uterine fibroids before menopause. In the BMC article it was noted that in the U.S., a diagnosis of uterine fibroids is the leading indication resulting in hysterectomy. An effective therapeutic option for the treatment of fibroids is still a significant unmet medical need.

About Repros Therapeutics Inc.®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Forward-Looking Statements

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof and the commercial potential of Proellex®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com